UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. )

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2014

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on October 29, 2014. Shareholders voted on the matters set forth below.

1. The following nominees for election to the Board of Directors were elected as follows: as Class III directors for a three-year term with respect to Ms. Constantinople and Messrs. Duchelle, Green and Guilfoyle, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alexandra Constantinople	47,132,837	1,623,510	15,192,880
Stephen Duchelle	47,132,861	1,623,486	15,192,880
Frederick C. Green IV	47,122,862	1,633,485	15,192,880
Scott Guilfoyle	47,132,881	1,623,466	15,192,880

2. The proposal to approve the Company’s 2014 Stock Option and Incentive Plan:

Votes for approval	43,750,867
Votes against	4,954,688
Abstentions	50,792
Broker non-votes	15,192,880

3. The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year was approved based upon the following votes:

Votes for approval	62,401,498
Votes against	1,320,846
Abstentions	226,883
Broker non-votes	none

4. The proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2014, as described in the Company’s Proxy Statement (“Say on Pay”), was approved based upon the following votes:

Votes for approval	46,554,612
Votes against	1,769,932
Abstentions	431,803
Broker non-votes	15,192,880

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: October 30, 2014	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel and Secretary